Exhibit 5.3

(STIKEMAN ELLIOTT Letterhead)

June 27, 2002

      We refer to the Registration Statement on Form F-10 (File No. 333-89360) of CP Ships Limited.

      We hereby consent to the reference to our firm’s name under the heading “Legal Matters” and to our firm’s opinion under the heading “Certain Income Tax Considerations — Certain Canadian Federal Income Tax Considerations to Non-Resident Shareholders” in the Prospectus incorporated in and a part of the Registration Statement.

Yours truly,

/s/	Stikeman Elliott
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Stikeman Elliott